UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2015

Stockbridge/SBE Investment Company, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55258	45-5141749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2535 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 761-7703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 1, 2015, Stockbridge/SBE Holdings, LLC (“Holdings”), a wholly-owned subsidiary of Stockbridge/SBE Investment Company, LLC (the “Company”) entered into a Credit Agreement with Mesa West LV SA, LLC (the “Lender”), for a total amount of $185,000,000 (the “Loan”). The Loan is comprised of an initial advance of $162,500,000 and a future advance revolving amount of $22,500,000, all of which has been fully funded. The proceeds of the Loan will be used to repay the principal amount outstanding on Holdings’ Senior Construction Facility, of approximately $150,000,000, and the balance due on Holdings’ Revolving Credit Facility, of approximately $22,500,000, among other things. The Loan will mature in four years and bears an interest rate of LIBOR plus 8.00%, with a minimum interest rate of 8.50%. The Lender may accelerate the maturity date of the Loan upon the occurrence of certain conditions, as set forth in the Credit Agreement. The Loan is secured by a first priority lien on all the assets of Holdings and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stockbridge/SBE Investment Company, LLC

Dated: May 7, 2015	/s/ Gabriel Frumusanu

	Name:	Gabriel Frumusanu

	Title:	Vice President of Finance
(Principal Financial Officer)